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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94401) pertaining to the NetSolve, Incorporated 1988 Stock Option Plan and the NetSolve, Incorporated Long-term Incentive Compensation Plan of our report dated April 17, 2000, with respect to the consolidated financial statements of NetSolve, Incorporated included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


                                        /s/ ERNST & YOUNG LLP

Austin, Texas
May 22, 2000